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                                                                  EXHIBIT 10(b)

                   Sutherland Asbill & Brennan LLP Letterhead
                         1275 Pennsylvania Ave., N.W.
                              Washington, DC 20004

MARY JANE WILSON-BILIK
DIRECT LINE: 202.383.0660
Internet: mjwilson-bilik@sablaw.com


                                 April 29, 2002


VIA EDGARLINK

Board of Directors
Canada Life Insurance Company of America
6201 Powers Ferry Road, N.W.
Atlanta, Georgia 30339

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information for the Trillium(R) Variable Annuity filed as part of Post-Effective Amendment No. 14 to the registration statement on Form N-4 for the Canada Life of America Variable Annuity Account 2 (File Nos. 33-55890; 811-7350). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,

                                       Sutherland Asbill & Brennan LLP


                                       By: /s/ Mary Jane Wilson-Bilik
                                           --------------------------
                                           Mary Jane Wilson-Bilik